DOMINION HOLDING CORP.

c/o Silver Oak Capital, L.L.C.

245 Park Avenue

26th Floor

New York, NY 10167

c/o SPCP Group, LLC

Two Greenwich Plaza

1st Floor

Greenwich, CT 06830

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of January 18, 2008 (as amended from time to time, the “Merger Agreement”), by and among Dominion Holding Corp., a Delaware corporation (“Parent”), Dominion Merger Corporation, an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Dominion Homes, Inc., an Ohio corporation (the “Company”), pursuant to which Merger Sub shall merge with and into the Company with the Company as the surviving corporation. This letter agreement sets forth the commitment of BRC Properties Inc. (the “Contributing Shareholder”) to subscribe for shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) in connection with the Merger. Parent has been formed by funds affiliated with SPCP Group, LLC and Silver Oak Capital, L.L.C. (the “Sponsors”) in connection with the Merger. Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement.

1.            Commitment. The undersigned is the record and beneficial holder of 3,926,324 Company Common Shares. The undersigned and the Company hereby agree that, immediately prior to the Closing of the Merger, the undersigned shall contribute its Company Common Shares to Parent in exchange for 962 shares of Parent Common Stock (such amount, the “Commitment”). The contribution, issuance and receipt described in this section are subject to all of the conditions to the Closing set forth in the Merger Agreement having been satisfied not later than the time of such contribution, issuance and receipt or, to the extent not satisfied, having been waived by the applicable party. After such satisfaction and waiver and promptly following such contribution, Parent shall promptly issue the shares of Parent Common Stock subscribed for hereunder to the undersigned as contemplated by this Section.

2.            Conditions. There shall be no conditions to the Contributing Shareholder’s obligation to make the contribution of Company Common Shares other than as set forth in Section 1 and other than notice from the Sponsors that the Commitment is due.

3.            Stockholders Agreement. On or before the Closing Date, affiliates of the Sponsors and the Contributing Shareholder will enter into one or more definitive agreements with respect to the matters set forth on Exhibit A hereto (the “Stockholders Agreement”), and such other terms and provisions as do not have an adverse effect on the Contributing Shareholder and are customary and appropriate for this type of transaction. The Stockholders Agreement will be prepared by the Sponsors and provided to the Contributing Shareholder on a date reasonably in advance of the Closing Date.

4.            Termination of Commitment. The Contributing Shareholder’s Commitment may be terminated as follows:

(a)          The Contributing Shareholder’s obligation to make the contribution of Company Common Shares will terminate automatically and immediately upon the termination of the Merger Agreement.

(b)          The Sponsors may terminate the Commitment if the Contributing Shareholder fails to make the contribution of Company Common Shares in accordance with the terms hereof.

5.            Representations and Warranties. The Contributing Shareholder hereby makes the following representations, warranties and acknowledgements:

(a)          The Contributing Shareholder (other than any Contributing Shareholder that is an individual) is duly organized or incorporated, validly existing and in good standing under the laws and regulations of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b)          The Contributing Shareholder has the full power, authority (or in the case of any Contributing Shareholder that is an individual, the requisite capacity) and legal right to execute, deliver and perform this letter agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action (including, in the case of any Contributing Shareholder other than an individual, corporate or otherwise) of such party. This letter agreement has been duly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c)          The execution and delivery by the Contributing Shareholder of this letter agreement, the performance by the Contributing Shareholder of its obligations hereunder and the consummation of the transactions contemplated herein by the Contributing Shareholder do not and will not violate (i) in the case of any Contributing Shareholder other than an individual, any provision of the Contributing Shareholder’s organizational documents, (ii) any provision of any material agreement to which the Contributing Shareholder is a party or by which it is bound or (iii) any applicable law or regulation.

(d)          The Company Common Shares contributed by the Contributing Shareholder are free and clear of all Liens.

(e)          The Contributing Shareholder acknowledges that [he][she][it] has been advised that the shares of Parent Common Stock have not been registered under the Exchange Act and, accordingly, that the Contributing Shareholder may not be able to sell or otherwise dispose of the shares of Parent Common Stock when [he][she][it] wishes to do so.

(f)           The Contributing Shareholder represents, warrants and covenants that the information, if any, supplied or that will be supplied by the Contributing Shareholder in connection with the Proxy Statement and Schedule 13E-3 is and will be accurate and complete in all material respects.

6.            Independent Investigation. The Contributing Shareholder is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this letter agreement. The Contributing Shareholder acknowledges that the Contributing Shareholder is relying on its own investigation and analysis in entering into this letter agreement and the transactions contemplated hereby, including the Commitment, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof. The Contributing Shareholder may not rely, and has not relied, on any due diligence investigation that the Sponsors and its advisors may have conducted with respect to the Company or its affiliates, or on any oral or written materials prepared or presented by the Sponsors or its advisors (collectively, the “Information”). With respect to any projection or forecast or return on investment illustrations delivered by or on behalf of the Company, Parent or the Sponsors, the Contributing Shareholder acknowledges that any projection or forecast or return on investment illustrations have been prepared for illustrative purposes only and actual results may vary from the anticipated results and such variations may be material. The Contributing Shareholder acknowledges that none of the Company, Parent or the Sponsors, nor any of their respective officers, directors, employees, affiliates or advisors (i) makes any representation or warranty as to the Information nor represents or warrants the Information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate the Commitment or the transactions contemplated hereby or (ii) will have any liability with respect to any use or reliance upon any of the Information.

7.            Structure. Notwithstanding anything to the contrary herein, (a) the Sponsors may restructure the transaction such that the equity purchased by the Contributing Shareholder to consummate the Merger is issued by another entity that invests directly or indirectly in the Company; and (b) the Sponsors will have the right to revise or change the structure of the Merger; provided, that no such restructuring, revision or change shall have an adverse effect on the Contributing Shareholder.

8.            Assignment. The Contributing Shareholder may not, directly or indirectly, assign all or any portion of its obligation to make the contribution of Company Common Shares to any other person, except to a direct or indirect wholly-owned subsidiary of the Contributing Shareholder, without the prior written consent of the Sponsors; provided that no assignments will be permitted in violation of applicable securities laws or Regulatory Laws, and no assignment will be permitted that would require any licensing, regulatory consent or other significant regulatory proceeding.

9.            Miscellaneous. This letter agreement will be binding on the parties hereto. For the avoidance of doubt, the Contributing Shareholder will have no rights as an equityholder of Parent by virtue of having executed this letter, and none of the other shareholders of the Company or the Company has any rights to enforce or to enjoy the benefit of any term of this letter. This letter agreement may be executed in counterparts. This letter agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All claims, actions, proceedings, suits, complaints, petitions or other legal proceedings (collectively, “Actions”) arising out of or relating to this letter agreement will be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this letter agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this letter agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. The term “Contributing Shareholders” as such term is used in this letter agreement means the Contributing Shareholder together with other Contributing Shareholders making equity commitments to Parent. The term “Contributing Shareholder” includes any directly or indirectly wholly-owned subsidiary through which the undersigned signatory consummates the Commitment.

10.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Very truly yours,

Silver Oak Capital, L.L.C.

By:__________________________

Name:

Title:

as of January __, 2008

SPCP Group, LLC

By:__________________________

Name:

Title:

as of January __, 2008

[Rollover Commitment Letter Agreement Signature Page]

Accepted and Acknowledged as of January 18, 2008:

BRC PROPERTIES INC.

By:

Name:

Title:

[Rollover Commitment Letter Agreement Signature Page]

EXHIBIT A

SUMMARY OF TERMS OF STOCKHOLDERS AGREEMENT

A-1